UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2013

VALMIE RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-180424	45-3124748
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

89 Ferrand Drive

Toronto, Ontario, Canada M3C 3Z2

(Address of principal executive offices)

(416) 305-0096

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 3, 2013, the holders of a majority of our issued and outstanding common stock approved an amendment to our bylaws (the “Bylaw Amendment”) and an increase in our authorized capital from 100,000,000 shares of common stock, par value $0.001, to 750,000,000 shares of common stock, par value $0.001 (the “Authorized Capital Increase”). The purpose of the Bylaw Amendment was to update our bylaws and make them more comprehensive, while the purpose of the Authorized Capital Increase was to reorganize our capital structure in connection with the other event described below.

We formally effected the Authorized Capital Increase on December 4, 2013 by filing a Certificate of Amendment with the Nevada Secretary of State.

Item 8.01 Other Events

On December 3, 2013, our sole director approved a stock dividend of 59 authorized but unissued shares of our common stock on each one (1) issued and outstanding share of our common stock held by shareholders of record as of December 16, 2013. The anticipated payment date for the stock dividend is December 17, 2013, or such other date as may be determined by the Financial Industry Regulatory Authority (FINRA).

Upon the payment of the stock dividend, we will have 296,400,000 issued and outstanding shares of common stock, which represents an increase of 291,460,000 shares over our current total of 4,940,000 issued and outstanding shares of common stock.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Exhibit Description

3.3	Amended and Restated Bylaws dated December 3, 2013

3.4	Certificate of Amendment filed with the Nevada Secretary of State on December 4, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2013	Valmie Resources, Inc.

	By:	/s/ Khurram Shroff
Khurram Shroff
President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer, Director